UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

LIN TV Corp. (Exact Name of Registrant as Specified in Charter)	LIN Television Corporation (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31311 (Commission File Number)	05-0501252 (IRS Employer Identification No.)	Delaware (State or Other	000-25206 Commission File	13-3581627 (IRS Employer Identification No.)

Four Richmond Square, Suite 200, Providence, Rhode Island (Address of Principal Executive Offices)	02906 (Zip Code)

Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Press Release

Item 8.01. Other Events

     On February 15, 2005, LIN TV Corp., a Delaware corporation (“LIN TV”), announced that the previously announced cash tender offer for all of the outstanding 8% Senior Notes due 2008 (the “8% Senior Notes”) of its wholly owned subsidiary, LIN Television Corporation, a Delaware corporation (“LIN Television”), expired as scheduled at 9:00 a.m., New York City time, on Tuesday, February 15, 2005. LIN Television received tenders from holders of approximately $149.9 million, or 88%, in aggregate principal amount of the outstanding 8% Senior Notes, all of which were accepted for payment on February 1, 2005.

     LIN Television also announced that it had notified the trustee for the 8% Senior Notes that it is calling for redemption on March 17, 2005 (the “Redemption Date”) all of the remaining $20,510,000 in aggregate principal amount of 8% Senior Notes outstanding and not tendered in the tender offer at a redemption price of $1,040.00 per $1,000 principal amount of such notes, plus accrued and unpaid interest to, but excluding, the Redemption Date. A redemption notice was delivered to the registered holders of the 8% Senior Notes on February 15, 2005.

     LIN TV and LIN Television are jointly filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission LIN TV’s press release dated February 15, 2005 announcing the expiration of the tender offer for the 8% Senior Notes and the call for redemption of the remaining 8% Senior Notes. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

          99.1     Press release dated February 15, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: February 16, 2005	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller

LIN Television Corporation
Date: February 16, 2005	By:	/s/ William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 15, 2005.